Exhibit 10.11

ORGANICELL REGENERATIVE MEDICINE, INC.
4045 SHERIDAN AVENUE
SUITE 239
MIAMI BEACH, FLORIDA 33140

August 19, 2022

Mr. Ian Bothwell

Dear Ian:

Reference is made to that certain Amended and Restated Executive Employment Agreement dated June 29, 2020 (the “Employment Agreement”), by and between Organicell Regenerative Medicine, Inc., a Nevada corporation (the “Company”) and Ian Bothwell (“Executive”). In connection with a capital and management restructuring of the Company, the Company and Executive agree to amend the Employment Agreement as follows:

1. Section 3 of the Employment Agreement (Compensation) shall be amended as follows:

(a) Sections 3(b), 3(c), 3(d), 3(f), 3(g), 3(h), 3(i), and 3(m) of the Employment Agreement shall be deleted in their entirety.

(b) Section 3(j) of the Employment Agreement (Car and Mileage Allowance) is amended to limit Executive’s car and mileage and car insurance allowances to $1,500 and $500 per month, respectively, based on actual costs incurred.

(c) Section 3(k) of the Employment Agreement (Cellular Telephone and Internet Allowance) shall be amended to limit Executive’s monthly cellular telephone and internet service allowance to $350.

(d) The last paragraph of Section 3 of the Employment Agreement relating to health insurance coverage is amended to provide that the maximum cost payable by the Company or reimbursable to Executive for health care coverage is $1,600 per month.

2. Executive waives the right to receive all accrued but unpaid compensation as of the date of this letter agreement, except for four unpaid base salary payments which were outstanding as of July 31, 2022. In exchange therefor, the Company shall issue to Executive ten-year warrants to purchase up to 30,000,000 shares of the Company’s common stock at an price of $0.02 per share, in the form attached hereto as Exhibit A, and a cash payment of $50,000 (exclusive of unpaid base salary payments referred to above).

3. Section 6 of the Employment Agreement (Change in Control) is deleted in its entirety.

4. Reimbursement of rental and other office costs associated with the California office currently utilized by Executive shall terminate effective October 31, 2022.

5. The Company and Executive agree that except as amended or modified hereby, the Employment Agreement is ratified, approved and confirmed and remains in full force and effect.

If the foregoing correctly set forth our agreement, please countersign this letter agreement below.

Very truly yours,

ORGANICELL REGENERATIVE MEDICINE, INC.

By:	/s/ Matthew Sinnreich
Matthew Sinnreich, Acting Chief Executive Officer

ACCEPTED AND AGREED TO THIS 19th DAY OF AUGUST, 2022

/s/ Ian Bothwell
Ian Bothwell